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[DESCRIPTION]     COMPUTATION OF PRIMARY AND FULLY DILUTED EPS
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                                  EXHIBIT 11
                          Anika Therapeutics, Inc.
                  Computation of Primary and Fully Diluted Earnings per Share
                                 (Unaudited)
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
                                         Three months ended            Six months ended
                                              June 30,                June 30,
                                            1997       1996         1997         1996
                                         ------------------------------------------------
PRIMARY :
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Net income (loss):                         $337,044  ($578,072)     $553,413 ($1,303,731)

Weighted average number of common
  shares outstanding                      5,052,426  4,799,662     5,020,989   4,293,452

Dilutive effect of :
  Outstanding stock options                 797,689          -       721,575           -
  Warrants for redeemable convertible
   preferred stock                          396,941          -       379,038           -
  Warrants for common stock                  88,868          -        78,981           -
                                          -----------------------------------------------
Weighted average number of common
  shares as adjusted                      6,335,924  4,799,662     6,200,583   4,293,452
                                          -----------------------------------------------
Primary earnings (loss) per share             $0.05     ($0.12)        $0.09      ($0.30)
                                          ===============================================


FULLY DILUTED:
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Net income (loss):                         $337,044  ($578,072)     $553,413 ($1,303,731)

Weighted average number of common
  shares outstanding                      5,052,426  4,799,662     5,020,989   4,293,452

Dilutive effect of :
  Redeemable convertible preferred stock  1,266,542          -     1,266,542           -
  Outstanding stock options                 946,905          -       946,905           -
  Warrants for redeemable convertible
   preferred stock                          432,036          -       432,036           -
  Warrants for common stock                 108,252          -       108,252           -
                                          -----------------------------------------------
Weighted average number of common
  shares as adjusted                      7,806,161  4,799,662     7,774,724   4,293,452
                                          -----------------------------------------------
Fully diluted earnings(loss) per share        $0.04     ($0.12)        $0.07      ($0.30)
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